                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated March 20, 2000, included in the Annual Report on Form 10-K of World Access, Inc. and subsidiaries for the year ended December 31, 1999, with respect to the consolidated financial statements and schedules, as amended, included in this Form 10-K/A, Amendment No. 3.

We consent to the incorporation by reference in the Registration Statements Form S-8 Nos. 333-33640, 333-68619, 333-68125, 333-68625, 333-66731, 333-68623 and
333-66723 and Form S-3 Nos. 333-79097 and 333-33638 pertaining to the various stock option, warrant and other employee benefit plans of World Access, Inc. and subsidiaries of our report dated March 20, 2000, with respect to the consolidated financial statements and schedules of World Access, Inc. and subsidiaries included in its Annual Report on Form 10-K/A, Amendment No. 3, for the year ended December 31, 1999.


                                                  /s/ Ernst & Young LLP


Atlanta, Georgia
October 5, 2000